-------------------------


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                 CRYOTHERM, Inc.


                                ITS STOCKHOLDERS


                                       AND


                            TOMAHAWK INDUSTRIES, Inc.


                            -------------------------

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----
       ARTICLE I - AGREEMENT..................................................1

   1.1 Plan of Reorganization.................................................1
   1.2 Exchange of Stock......................................................1
   1.3 Delivery of Shares.....................................................2
   1.4 Capital Structure of Cryotherm, Inc....................................2
   1.5 Present Capital Structure of TOMAHAWK..................................3
   1.6 Capital Structure of TOMAHAWK at the Closing...........................3
   1.7 No Changes in Capitalization...........................................4
   1.8 Capital Structure of TOMAHAWK After the Closing........................4

       ARTICLE II - CLOSING; EFFECTIVE DATE...................................4

   2.1 Closing................................................................4
   2.2 Closing Documents......................................................4

       ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TOMAHAWK...............5

   3.1 Organization and Qualification; Subsidiaries...........................5
   3.2 Articles of Incorporation and Bylaws...................................5
   3.3 Authority Relative to This Agreement...................................6
   3.4 No Conflict; Required Filings and Consents.............................6
   3.5 Compliance; Permits....................................................7
   3.6 Financial Statements...................................................7
   3.7 Commission Filings.....................................................8
   3.8 OTCBB..................................................................8
   3.9 State Takeover Statutes................................................9
   3.10No Undisclosed Liabilities.............................................9
   3.11Absence of Certain Changes or Events...................................9
   3.12Absence of Litigation..................................................9
   3.13Employee Benefit Plans................................................10
   3.14Labor Matters.........................................................10
   3.15Restrictions on Business Activities...................................10
   3.16Title to Property.....................................................10
   3.17Taxes.................................................................10
   3.18Environmental Matters.................................................11
   3.19Intangible Assets.....................................................11
   3.20Agreements, Contracts and Commitments.................................12
   3.21Insurance.............................................................13
   3.22Directors and Officers................................................13
   3.23Transfer Agent........................................................13
   3.24Stock Transfer Records................................................13

                                                                           Page
                                                                           ----
   3.25Corporate Record Books................................................13
   3.26Related Party Transactions............................................13
   3.27Lack of Disputes......................................................13
   3.28Board Approval........................................................14
   3.29Vote Required.........................................................14
   3.30Disclosures...........................................................14
   3.31Confidentiality and Non Disclosure....................................14
   3.32Access to Information.................................................14

 ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CYRO
 AND THE STOCKHOLDERS........................................................14

   4.2 Articles of Incorporation and Bylaws..................................15
   4.3 Authority Relative to This Agreement..................................15
   4.4 No Conflict; Required Filings and Consents............................15
   4.5 Compliance; Permits...................................................16
   4.6 Financial Statements..................................................17
   4.7 No Undisclosed Liabilities............................................17
   4.8 Absence of Litigation.................................................17
   4.9 Labor Matters.........................................................17
   4.10Restrictions on Business Activities...................................17
   4.11Title to Property.....................................................18
   4.12Taxes.................................................................18
   4.13Environmental Matters.................................................18
   4.14Intangible Assets.....................................................19
   4.15Directors and Officers................................................19
   4.16Corporate Record Books................................................19
   4.17Lack of Disputes......................................................19
   4.18Board Approval........................................................20
   4.19Vote Required.........................................................20
   4.20Disclosures...........................................................20
   4.21Confidentiality and Non Disclosure....................................20
   4.22Access to Information.................................................20

       ARTICLE V - TERMINATION, AMENDMENT AND WAIVERS........................20

   5.1 Termination...........................................................20
   5.2 Notice of Termination; Effect of Termination..........................21
   5.3 Fees and Expenses.....................................................21
   5.4 Amendment.............................................................21
   5.5 Waiver................................................................21

       ARTICLE VI - LEAK-OUT AGREEMENTS; PUBLIC DISCLOSURE...................21

   6.1 Public Disclosure.....................................................21

       ARTICLE VII - GENERAL PROVISIONS......................................21

                                                                           Page
                                                                           ----
   7.1 Non-Survival..........................................................21
   7.2 Notices...............................................................22
   7.3 Further Assurances....................................................22
   7.4 Interpretation........................................................22
   7.5 Counterparts..........................................................22
   7.6 Entire Agreement; Third Party Beneficiaries...........................22
   7.7 Severability..........................................................22
   7.8 Other Remedies; Specific Performance..................................22
   7.9 Governing Law.........................................................23

EXHIBITS:

List of CYRO Shareholders..             A                                    24

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization is entered into on this ___ day of July, 2002 ("Agreement"), by and among Cryotherm, Inc., a Delaware corporation ("CRYO"), the undersigned stockholders of CRYO (the "Stockholders") and Tomahawk Industries, Inc., a Nevada corporation ("TOMAHAWK").

                                    RECITALS
                                    --------

          WHEREAS, the Stockholders own beneficially and of record all of the issued and outstanding shares of common stock, par

          value $.001 per share (the "CRYO Common Stock"), of CRYO;

     WHEREAS, TOMAHAWK desires to acquire 100% of the issued and outstanding CRYO Common Stock, making CRYO a wholly-owned subsidiary of TOMAHAWK and the Stockholders desire to make a tax-free exchange of their CRYO Common Stock solely for shares of common stock, par value $.001 per share (the "TOMAHAWK Common Stock"), of TOMAHAWK; and

     WHEREAS, the parties intend, by entering into this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    AGREEMENT

     1.1 Plan of Reorganization. CRYO, the Stockholders and TOMAHAWK agree that one hundred (100%) percent of the issued and outstanding Common Stock of CRYO shall be acquired by TOMAHAWK in a transaction qualifying as a tax-free stock-for-stock exchange pursuant to Section 368(a)(1)(B) of the Code in exchange solely for shares of TOMAHAWK Common Stock.

     1.2 Exchange of Stock. As of the date hereof, CRYO has 10,000,000 shares of Common Stock issued and outstanding. At the Closing (as hereinafter defined), all of such shares of CRYO Common Stock will be exchanged for 10,000,000 shares of restricted post reverse split TOMAHAWK Common Stock. A list of the holders of

CRYO Common Stock, how many shares they own, and the shares of TOMAHAWK Common Stock each is to receive will be provided by CRYO to TOMAHAWK at least two business days prior to the date on which the Closing Date. This list of CRYO shareholders shall be attached hereto as Exhibit "A". The Stockholders represent and warrant to TOMAHAWK that the shares of TOMAHAWK Common Stock that each will receive are being acquired for investment for each Stockholder's own account and not with a view to sale, resale or distribution except in compliance with applicable federal and state securities laws. The Stockholders understand that the shares of TOMAHAWK Common Stock they will acquire have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities law, that they are "restricted securities" as defined under the Securities Act and that the certificates representing such shares of TOMAHAWK Common Stock will bear a legend to such effect. The Stockholders further represent and warrant to TOMAHAWK that they are Accredited Investors (as defined pursuant to the Securities Act) and that if any of the Stockholders is an entity, it was not organized for the purpose of acquiring the TOMAHAWK Common Stock. The Stockholders have had access and examined through the Edgar program of the Securities and Exchange Commission all reports, filings and other documents filed by TOMAHAWK with the Securities and Exchange Commission (the "SEC").

     1.3 Delivery of Shares. At the Closing, certificates representing all of the issued and outstanding shares of CRYO Common Stock shall be delivered to TOMAHAWK, duly endorsed for transfer or accompanied by appropriate stock powers duly executed. TOMAHAWK will receive valid title to such shares of CRYO Common Stock, free and clear of all liens and other encumbrances. At the Closing, TOMAHAWK shall issue and deliver to the Stockholders shares of TOMAHAWK Common Stock as provided in the list delivered to TOMAHAWK pursuant to Section 1.2.

     1.4 Capital Structure of CRYO. The authorized capital stock of CRYO consists of 10,000,000 shares of CRYO Common Stock, of which 10,000,000 shares are issued and outstanding. No other class of stock is authorized.

     1.5 Present Capital Structure of TOMAHAWK. The authorized capital stock of TOMAHAWK consists of 200,000,000 shares of TOMAHAWK Common Stock, of which 56,637,228 shares are issued and outstanding, and no shares of preferred stock. All of the issued and outstanding TOMAHAWK Common Stock has been duly authorized and validly issued, and is fully paid and nonassessable and was issued free of preemptive rights. Except for this Agreement, there are no outstanding options, warrants, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of TOMAHAWK Common Stock, or any obligation of TOMAHAWK to issue any shares of TOMAHAWK Common Stock.

     1.6 Capital Structure of TOMAHAWK at the Closing. All of the liabilities of TOMAHAWK shall be satisfied in full prior to the Closing so that as of the Closing it will have no assets or liabilities. Prior to the Closing, TOMAHAWK shall duly and validly adopt, in form and substance acceptable to CRYO, corporate resolutions by unanimous written consent of the Board of Directors of TOMAHAWK and by the written consent of the holders of a majority of the TOMAHAWK Common Stock to authorize and approve the following actions:

     (a) An amendment to its Articles of Incorporation to change the corporate name to Cryotherm Incorporated, or such other name as may be mutually agreed between TOMAHAWK and CRYO.

     (b) Approving and authorizing the execution, delivery and performance of this Agreement by TOMAHAWK, including the issuance of 25,000,000 new post reverse split shares of restricted TOMAHAWK Common Stock to the Stockholders.

     (c) Approving and adopting an amendment to the By-laws of TOMAHAWK so that as of the Closing Date the By-laws shall be identical to the current By-laws of CRYO.

     (d) Electing Lawrence M. Shultz, Sally J. Shultz and Kenneth D. Rickel as Directors of TOMAHAWK as of the Closing Date.

     (e) A resolution to reverse split the common stock of TOMAHAWK on a 1:400 with fractional shares rounded down. Such post split common shares shall be referred to in this agreement as new shares.

     (f) A resolution to register and issue 950,000 shares of S-8 for payment to consultants for services rendered.

     1.7 No Changes in Capitalization. Other than as described in Section 1.6, prior to the Closing Date, TOMAHAWK will not (i) make any change in its Article of Incorporation or By-laws, issue any additional shares of TOMAHAWK Common Stock or any other security or grant any option, warrant or right to acquire any shares of TOMAHAWK Common Stock or any other security or alter or make any change in any of its outstanding securities or its capitalization, whether by reason of a reclassification, recapitalization, split, stock dividend, combination, exchange or otherwise, or (ii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of TOMAHAWK Common Stock or any other security or declare or pay any dividends or other distributions in respect of such shares or securities.

     1.8 Capital Structure of TOMAHAWK After the Closing. After the Closing, including the actions described in Section 1.6, the following shall represent all of the issued and outstanding securities of TOMAHAWK:

                                       Post-Closing Shares of
     Holders                           TOMAHAWK Common Stock     Percentage

Stockholders                                  25,950,000             99.46%

Pre-Closing Holders of TOMAHAWK Common
Stock
                                                 141,590               .54%
                                              ----------         ----------
                  Totals                      26,091,159            100.00%


                                   ARTICLE II
                             CLOSING; EFFECTIVE DATE

     2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M., New York time, on July 26, 2002 or at such other time and date as the parties shall agree in writing (the "Closing Date"), at the offices of Steven Siskind, 645 Fifth Avenue, New York, New York 10022 or at such other place as the parties shall agree in writing.

     2.2 Closing Documents. (a) At the Closing, TOMAHAWK, CRYO and the Stockholders shall deliver all certificates.

     (b) The effective date of the reorganization, for accounting purposes, shall be determined by new management in co-ordination with current Tomahawk accountants.

     c) All certificates, instruments, opinions and other documents to be executed or delivered by or on behalf of TOMAHAWK or Mr. Little under the provisions of this Agreement, and all other actions and proceedings to be taken by or on behalf of TOMAHAWK or Mr. Little in furtherance of the transaction contemplated hereby, shall be satisfactory in form and substance to CRYO and the Stockholders.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                   OF TOMAHAWK

     TOMAHAWK represents and warrants to CRYO and the Stockholders as set forth in this Article III:

     3.1 Organization and Qualification; Subsidiaries. TOMAHAWK was incorporated in Nevada on May 13, 1980. TOMAHAWK is duly incorporated, validly existing and in good standing under the laws of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as proposed to be conducted after the Closing. TOMAHAWK is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. TOMAHAWK is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Other than pursuant to this Agreement, TOMAHAWK does not directly or indirectly own, or have the right or obligation to acquire, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity.

     3.2 Articles of Incorporation and Bylaws. TOMAHAWK has previously furnished directly or through filings with the Securities and Exchange Commission to CRYO and the Stockholders a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect. TOMAHAWK is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     3.3 Authority Relative to This Agreement. TOMAHAWK has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of TOMAHAWK

Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TOMAHAWK and the consummation by TOMAHAWK of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TOMAHAWK and no other corporate proceedings on the part of TOMAHAWK are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the holders of a majority of the outstanding shares of TOMAHAWK Common Stock). This Agreement has been duly and validly executed and delivered by TOMAHAWK and, assuming the due authorization, execution and delivery by CRYO and the Stockholders, constitutes a legal and binding obligation of TOMAHAWK, enforceable against TOMAHAWK in accordance with its terms.

     3.4 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by TOMAHAWK do not, and the performance of this Agreement by TOMAHAWK shall not, (i) conflict with or violate its Articles of Incorporation or Bylaws, (ii) subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of TOMAHAWK Common Stock, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to TOMAHAWK or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair TOMAHAWK's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of TOMAHAWK pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TOMAHAWK is a party or by which TOMAHAWK or any of its properties is bound or affected.

     (b) The execution and delivery of this Agreement by TOMAHAWK do not, and the performance of this Agreement by TOMAHAWK shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, or governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), state securities laws, and the rules and regulations thereunder, and the rules and regulations of NASDAQ.

     3.5 Compliance; Permits. (a) TOMAHAWK is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to TOMAHAWK or by which any of its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TOMAHAWK is a party or by which TOMAHAWK or any of its properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of TOMAHAWK, threatened against TOMAHAWK, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

     (b) TOMAHAWK holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary or desirable to the operation of the business of TOMAHAWK (collectively, the "TOMAHAWK Permits"). TOMAHAWK is in compliance in all respects with the terms of the TOMAHAWK Permits.

     3.6 Financial Statements TOMAHAWK has:

     (a) Filed with the Securities and Exchange Commission financials statements that are accurate and that are required by the Commission.

     (b) All the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. As of the date of any of such balance sheets, except to the extent reflected therein, TOMAHAWK did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of TOMAHAWK in accordance with GAAP. Such statements of operations and comprehensive income present fairly the results of operations of TOMAHAWK for the periods indicated. Such statements of changes in shareholders' equity and cash flows present fairly the information, which should be presented therein in accordance with GAAP. As of the Closing Date, TOMAHAWK will have no assets or liabilities.

     (c) The financial and other books and records of TOMAHAWK are complete and correct and have been maintained in accordance with good business and accounting practices, and the Financial Statements can be reconciled with such books and records.

     3.7 Commission Filings. Since such date TOMAHAWK was first required to make (or has voluntarily made) such filings, TOMAHAWK believes it has filed with the SEC all Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, proxy materials, registration statements and other reports and documents required to be filed by it pursuant to federal securities laws and has made all other filings with the SEC required to be made (collectively, the "TOMAHAWK Commission Filings"). TOMAHAWK has satisfied all requirements to be a "small business issuer" as defined pursuant to the Exchange Act. The TOMAHAWK Commission Filings, including all Financial Statements included therein, (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, and the Securities Act and the rules and regulations thereunder, as the case may be, and (ii) did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. TOMAHAWK has complied with and is, as of the date hereof, in compliance with all state securities or "Blue Sky" laws and regulations.

     3.8 OTCBB. TOMAHAWK and its market makers have complied with and are current with all applicable requirements for the TOMAHAWK Common Stock to be quoted on the OTC Bulletin Board ("OTCBB") under the symbol "TMHK". Neither TOMAHAWK nor any of its market makers have received any notice, nor to their knowledge is it threatened, that at any time the TOMAHAWK Common Stock may no longer be eligible to be quoted on the OTCBB.

     The shares of TOMAHAWK Common Stock issuable to the Stockholders and the consultants pursuant to this Agreement, when issued, will be duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights and will be eligible to be quoted on the OTCBB. There has been no stop order issued by any regulatory authority including, without limitation, the NASD, the SEC or any state regulatory authority relating to TOMAHAWK or the TOMAHAWK Common Stock and TOMAHAWK has not received any notice of any investigation or other proceeding that could result in any stop order.

     3.9 State Takeover Statutes. TOMAHAWK and its Board of Directors have taken all action required to be taken in order to render inapplicable to this Agreement and the transactions contemplated hereby the provisions of all anti-takeover and related, affiliated or interested party transaction laws and regulations of any state, including, without limitation, Sections 78.378 to
78.3793 and 78.411 to 78.444 of the Nevada Revised Statutes.

     3.10 No Undisclosed Liabilities. TOMAHAWK does not have any liabilities (absolute, accrued, contingent or otherwise) except (i) liabilities provided for in TOMAHAWK's balance sheet as the 10-KSB dated April 20, 2002, or (ii) banking, accounting, legal and printing fees associated with the transactions contemplated by this Agreement, which do not exceed $5,000.00 in the aggregate. All of such fees will be reimbursed to TOMAHAWK by the holders of TOMAHAWK Common Stock prior to the Closing.

     3.11 Absence of Certain Changes or Events. Since April 30, 2002, TOMAHAWK has conducted no business and has incurred no liabilities, except in connection with the transactions contemplated by this Agreement, which liabilities do not exceed $100.00 in the aggregate (all of which liabilities will have been reimbursed as provided in Section 3.11 prior to the Closing). Since April 30, 2002 material change has occurred in the financial condition, assets, liabilities or business of TOMAHAWK.

     3.12 Absence of Litigation. There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of TOMAHAWK, threatened against TOMAHAWK or any properties or rights of TOMAHAWK or as to which TOMAHAWK has received any written notice or assertion, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     3.13 Employee Benefit Plans. TOMAHAWK is not a party to any oral or written
(i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; (iii) collective bargaining agreement; or (iv) employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that covers any active or former employee, director or consultant of TOMAHAWK, or with respect to which TOMAHAWK has or may in the future have liability.

     3.14 Labor Matters. There is no litigation pending or, to the knowledge of TOMAHAWK, threatened, between TOMAHAWK and any of its employees. As of the date of this Agreement, TOMAHAWK is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by TOMAHAWK nor does TOMAHAWK know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, TOMAHAWK has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of TOMAHAWK.

     3.15 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon TOMAHAWK which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of TOMAHAWK, any acquisition of property by TOMAHAWK or the conduct of business by TOMAHAWK as currently conducted or as proposed to be conducted after the consummation of the transactions contemplated by this Agreement.

     3.16 Title to Property. TOMAHAWK owns no real property.

     3.17 Taxes. Prior to the Closing, TOMAHAWK will have timely filed all tax returns required to be filed by it, have paid all Taxes (as defined below) shown thereon to be due and have provided adequate accruals in all respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no claim for unpaid Taxes that are currently, or will be prior to the Closing, due and payable has become a lien against the property of TOMAHAWK or is being asserted against TOMAHAWK, (ii) no audit of any Tax Return (as defined below) of TOMAHAWK is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by TOMAHAWK and is currently in effect and (iv) there is no agreement, contract or arrangement to which TOMAHAWK is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

         3.18 Environmental Matters. TOMAHAWK (i) has obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by TOMAHAWK (or its respective agents); (ii) is in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from TOMAHAWK's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by TOMAHAWK (or any of its respective agents).

     3.19 Intangible Assets. TOMAHAWK has full rights to all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used by TOMAHAWK at any time or necessary for use by TOMAHAWK in its business as presently conducted. None of the foregoing are owned or controlled in whole or in part directly or indirectly by any of TOMAHAWK's officers, directors, employees, consultants or independent contractors. All such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. The conduct of TOMAHAWK's business or any other actions by TOMAHAWK has not and does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights of any other party. TOMAHAWK has not received any notice of any claim of infringement. There are no agreements, contracts or obligations under which TOMAHAWK is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights.

     3.20 Agreements, Contracts and Commitments. TOMAHAWK is not a party to and is not bound by:

     (a) any employment or consulting agreement, contract or commitment with any officer, director or member of TOMAHAWK's Board of Directors;

     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of TOMAHAWK to engage in any line of business or to compete with any person; or

     (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by TOMAHAWK after the date of this Agreement of any assets not in the ordinary course of business or pursuant to which TOMAHAWK has any material ownership interest in any corporation, partnership, limited liability company, joint venture or other business enterprise.

     TOMAHAWK is not and, to TOMAHAWK's knowledge, no other party is in breach, violation or default under, and TOMAHAWK has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which TOMAHAWK is a party or by which any of its properties is bound or affected.

     3.21 Insurance. TOMAHAWK has timely made all claims under all insurance policies and fidelity bonds. There is no claim by TOMAHAWK pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     3.22 Directors and Officers. TOMAHAWK has delivered to CRYO and the Stockholders a complete list of the current Board of Directors and officers of TOMAHAWK.

     3.23 Transfer Agent. Executive Registrar acts as TOMAHAWK's transfer agent. TOMAHAWK does not owe any money to Executive Registrar and TOMAHAWK is in compliance with all relative agreements.

     3.24 Stock Transfer Records. The stock transfer books and stock ledgers of TOMAHAWK are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an adequate indemnity agreement and/or bond being posted. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached hereto.

     3.25 Corporate Record Books. The corporate record books of TOMAHAWK are in reasonable order, accurate, up to date, with all necessary signatures, and set forth all recent meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

     3.26 Related Party Transactions. Neither any officer nor any director or employee of TOMAHAWK, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, customer or transfer agent or market maker for any securities of TOMAHAWK or in any person from whom or to whom TOMAHAWK leases any real or personal property, or in any other person with whom TOMAHAWK is doing business.

     3.27 Lack of Disputes. There is currently no dispute, pending or, to the knowledge of TOMAHAWK, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of TOMAHAWK.

     3.28 Board Approval. The Board of Directors of TOMAHAWK has, as of the date of this Agreement, (i) approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement is in the best interests of the stockholders of TOMAHAWK and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of TOMAHAWK approve this Agreement.

     3.29 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of TOMAHAWK Common Stock is the only vote of the holders of any class or series of TOMAHAWK's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.30 Disclosures. None of the representations or warranties by TOMAHAWK in this Agreement and no statement contained in any certificate or other writing furnished by TOMAHAWK in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.31 Confidentiality and Non Disclosure. None of the parties hereto shall disclose to any third party any information obtained pursuant to this Agreement or relating to any other party which is not otherwise generally available to the public or not already within its knowledge, except as may be required by applicable law or as expressly agreed by the parties.

     3.32 Access to Information. TOMAHAWK has provided CRYO, the Stockholders and their representatives (i) full access to all of its offices, properties, books, records, documents and personnel and furnished such information regarding TOMAHAWK as they may have requested; and (ii) any and all relevant documents regarding securities filings, broker dealer due diligence packages and offering memorandums and copies of all SEC filings.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF CRYO AND THE STOCKHOLDERS

     CRYO and the Stockholders represent and warrant to TOMAHAWK as set forth in this Article IV:

     4.1 Organization and Qualification. CRYO was duly incorporated in January 2002 and validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. CRYO is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. CRYO is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     4.2 Articles of Incorporation and Bylaws. CRYO has previously furnished to TOMAHAWK a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect. CRYO is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     4.3 Authority Relative to This Agreement. CRYO has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of CRYO Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CRYO and the consummation by CRYO of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CRYO and no other corporate proceedings on the part of CRYO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the holders of a majority of the outstanding shares of CRYO Common Stock). This Agreement has been duly and validly executed and delivered by CRYO and the
Stockholders and, assuming the due authorization, execution and delivery by TOMAHAWK, constitutes a legal and binding obligation of CRYO and the Stockholders, enforceable against CRYO and the Stockholders in accordance with its terms.

     4.4 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by CRYO and the Stockholders do not, and the performance of this Agreement by CRYO and the Stockholders shall not, (i) conflict with or violate CRYO's Articles of Incorporation or Bylaws, (ii) subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of CRYO Common Stock, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CRYO or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair CRYO's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of CRYO pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CRYO is a party or by which CRYO or any of its properties is bound or affected.

     (b) The execution and delivery of this Agreement by CRYO and the Stockholders do not, and the performance of this Agreement by CRYO and the Stockholders shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, or governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, and the rules and regulations of NASDAQ.

     4.5 Compliance; Permits. (a) CRYO is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to CRYO or by which any of its properties is bound or affected, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CRYO is a party or by which CRYO or any of its properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of CRYO, threatened against CRYO, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

     (b) CRYO holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary or desirable to the operation of the business of CRYO (collectively, the "CRYO Permits"). CRYO is in compliance in all respects with the terms of the CRYO Permits.

     4.6 Financial Statements. (a) CRYO has delivered to TOMAHAWK a fully audited and compiled balance sheet of CRYO and the related audited compiled profit and loss statement for the period from inception to May 31, 2002 (collectively, the "CRYO Financial Statements").

     (b) The CRYO Financial Statements present fairly the value of the assets of CRYO as of May 31, 2002 and the results of operations for the period indicated. The CRYO Financial Statements were prepared in accordance with GAAP consistently applied.

     (c) Since the date of the CRYO Financial Statements, there have been no material adverse changes in the financial condition, assets, liabilities or business of CRYO, nor any increase paid, or agreed to, in the compensation, retirement benefits or other commitments to employees of CRYO.

     4.7 No Undisclosed Liabilities. CRYO does not have any liabilities (absolute, accrued, contingent or otherwise) except (i) liabilities provided for in the CRYO Financial Statements, (ii) liabilities incurred in the ordinary course of business, or (iii) banking, accounting, legal and printing fees associated with the transactions contemplated by this Agreement.

     4.8 Litigation. There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of CRYO, threatened against CRYO or any properties or rights of CRYO or as to which CRYO has received any written notice or assertion, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     4.9 Labor Matters. There is no litigation pending or, to the knowledge of CRYO, threatened, between CRYO and any of its employees. As of the date of this Agreement, CRYO is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by CRYO nor does CRYO know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, CRYO has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of CRYO.

     4.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon CRYO which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of CRYO, any acquisition of property by CRYO or the conduct of business by CRYO as currently conducted.

     4.11 Title to Property. CRYO has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances; and all leases pursuant to which CRYO leases from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or any event which with notice or lapse of time, or both, would constitute a default). All the plants, structures and equipment of CRYO are in good operating condition and repair.

     4.12 Taxes. Prior to the Closing, CRYO will have timely filed all tax returns required to be filed by it, have paid all Taxes shown thereon to be due and have provided adequate accruals in all respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no claim for unpaid Taxes that are currently, or will be prior to the Closing, due and payable has become a lien against the property of CRYO or is being asserted against CRYO, (ii) no audit of any Tax Return of CRYO is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by CRYO and is currently in effect and (iv) there is no agreement, contract or arrangement to which CRYO is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code.

     4.13 Environmental Matters. CRYO (i) has obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the
manufacture,   processing,  distribution,  use,  treatment,  storage,  disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by CRYO (or its respective agents); (ii) is in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from CRYO's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by CRYO (or any of its respective agents).

     4.14 Intangible Assets. CRYO has full rights to all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used by CRYO at any time or necessary for use by CRYO in its business as presently conducted. All such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. The conduct of CRYO's business or any other actions by CRYO has not and does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights of any other party. CRYO has not received any notice of any claim of infringement.

     4.15 Directors and Officers. CRYO has delivered to TOMAHAWK a complete list of the current Board of Directors and officers of TOMAHAWK.

     4.16 Corporate Record Books. The corporate record books of CRYO are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

     4.17 Lack of Disputes. There is currently no dispute, pending or, to the knowledge of CRYO, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of CRYO.

     4.18 Board Approval. The Board of Directors of CRYO has, as of the date of this Agreement, (i) approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement is in the best interests of the stockholders of CRYO and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of CRYO approve this Agreement.

     4.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of CRYO Common Stock is the only vote of the holders of any class or series of CRYO's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     4.20 Disclosures. None of the representations or warranties by CRYO in this Agreement and no statement contained in any certificate or other writing furnished by CRYO in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4.21 Confidentiality and Non Disclosure. None of the parties hereto shall disclose to any third party any information obtained pursuant to this Agreement or relating to any other party which is not otherwise generally available to the public or not already within its knowledge, except as may be required by applicable law or as expressly agreed by the parties.

     4.22 Access to Information. CRYO has provided TOMAHAWK and its representatives (i) full access to all of its offices, properties, books, records, documents and personnel and furnished such information regarding CRYO as they may have requested; and (ii) any and all relevant documents regarding securities filings, broker dealer due diligence packages and offering memorandums.

                                    ARTICLE V
                       TERMINATION, AMENDMENT AND WAIVERS

     5.1 Termination. This Agreement may be terminated at any time prior to Closing, whether before or after the requisite approvals of the stockholders of TOMAHAWK or CRYO:

     (a) by mutual written consent duly authorized by the Boards of Directors of CRYO and TOMAHAWK;

     (b) by either CRYO or TOMAHAWK if the Closing shall not have been consummated by August 1, 2002, for any reason; provided, however, that the right to terminate this Agreement under this Section 5.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by CRYO, upon a breach of any representation, warranty, covenant or agreement on the part of TOMAHAWK;

     (d) by TOMAHAWK, upon a breach of any representation, warranty, covenant or agreement on the part of CRYO or the Stockholders; or

     (e) by either CRYO or TOMAHAWK if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action is final and cannot be appealed.

     5.2 Notice of Termination; Effect of Termination. Any termination of this Agreement pursuant t Section 5.1 will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto. In the event of any such termination, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 5.2, Section 5.3 and Article VII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

     5.3 Fees and Expenses. Except as set forth in this Section 5.3, all fees and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Closing occurs.

     5.4 Amendment. This Agreement may be amended only by an instrument in writing signed by all of the parties.

     5.5 Waiver. Any party may (i) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (ii) waive compliance with or fulfillment of any of the agreements or conditions for the benefit of such party contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. Any waiver must be in an instrument in writing signed by the waiving party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE VI
                     LEAK-OUT AGREEMENTS; PUBLIC DISCLOSURE

     6.1 Public Disclosure. CRYO and TOMAHAWK will consult with each other and, to the extent practicable, agree before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or NASDAQ. The parties have agreed to the text of the press release announcing the signing of this Agreement and the Closing.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     7.1 Non-Survival. The representations and warranties of TOMAHAWK, CRYO and the Stockholders contained in this Agreement shall terminate at the Closing and only the covenants and agreements that by their terms survive the Closing shall survive the Closing.

     7.2 Notices. All notices and other communications hereunder shall be in writing and shall be delivered or sent, with the copies indicated, if delivered personally, by registered or certified mail (postage pre-paid, return receipt requested), fax (with confirmation and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable national carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section):

                  (a)   If to TOMAHAWK:
                        Glenn Little
                        211 W. Wall
                        Midland, Texas 79701
                        Fax: (915) 682-2560




                  (b)   If to CRYO or the Stockholders:

                        Lawrence M. Shultz
                        29341/2Beverly Glen Circle
                        Suite 301
                        Bel Air, California 90077

     All notices shall be deemed given and received one business day after their delivery to the addresses for the respective party, with the copies indicated as provided in this Section.

     7.3 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such additional action as may be reasonably requested by any other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out and effect the intent and purposes of this Agreement.

     7.4 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7.6 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 7.11.

     7.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     7.8 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                            Tomahawk Industries, Inc.


                            By:
                                -----------------------------------------------

                            Cryotherm Inc.


                            By:
                                ------------------------------------------------

             Exhibit A     Cryotherm Pre- and Post-Merger
             Shareholdings
                                                        Old Cryo    Post Merger

             Camilo S. Jorge                             140,000        350,000
             Angela Larosa                               300,000        750,000
             Mark Larosa                                 500,000      1,250,000
             I.M. James                                  500,000      1,250,000
             Joyce H. James                              300,000        750,000
             Glenn Little                                340,000        850,000
             Kenneth Rickel                               40,000        100,000
             Jason Phillip Davis                          10,000         25,000
             Grobstein, Horwath & Company                 10,000         25,000
             Louis Capuano                                10,000         25,000
             Ronald Suess                                 10,000         25,000
             James McDonnell                              10,000         25,000
             Mel Levine                                   10,000         25,000
             Sam Guzik                                    20,000         50,000
             Anthony Cascio                               40,000        100,000
             Kevin Meagher                               100,000        250,000
             Brooke Wolff                                 40,000        100,000
             Geoffrey Harris                              50,000        125,000
             Mike Hopkins                                 20,000         50,000

             Eddie Holt                                    8,000         20,000
             Tom Parry                                    32,000         80,000
             Cletus Babin                                 12,000         30,000
             Raye Rody                                     8,000         20,000
             Wayne McLaurin                               10,000         25,000
             Robert D. Hunt,II                            20,000         50,000
             Mary Agnes Hunt                               8,000         20,000
             Raymond A. Blacklidge                        20,000         50,000
             Lawrence and Cindy Hill                       8,000         20,000
             Doris C. Jeanfreau                              400          1,000
             Mary Lindsay Ingraham                         2,000          5,000
             Eric and Paula Eidson                         2,000          5,000
             Robert & Dianne Hunt                      3,669,600      9,174,000

             Larry and Sally Shultz                    2,530,000      6,325,000
             Alexander Shultz                            400,000      1,000,000
             Eric Shultz                                 400,000      1,000,000
             Brian Shultz                                400,000      1,000,000
             Emil Jorge                                   20,000         50,000




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